UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2013

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year,if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 4, 2013, the Agreement and Plan of Merger and Reorganization dated January 6, 2013 (as amended, the “Merger Agreement”) among AllDigital Holdings, Inc. (“AllDigital”), Broadcast International, Inc., (“Broadcast”) and Alta Acquisition Corporation, a wholly-owned subsidiary of Broadcast (“Merger Sub”) was terminated. Broadcast sent notice of termination without cause following the occurrence of the October 31, 2013 “end date” without closing having occurred. AllDigital rejected the purported termination under this provision, which cannot be used by a party whose breaches and failures cause the merger contemplated by the Merger Agreement not to close by end date. AllDigital then sent a notice terminating the Merger Agreement for cause due to Broadcast’s breach of the non-solicitation covenants in the Merger Agreement, which AllDigital believes triggers a termination fee of $100,000 and 4% of the equity of Broadcast on a non-diluted basis, and due to various other misrepresentations and breaches. AllDigital has reserved the right to pursue damages for breach, in addition to any applicable termination fee, from Broadcast.

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, AllDigital offered and sold an aggregate of $1.485 million in Convertible Promissory Notes (the “Notes”) in a transaction that initially closed on August 26, 2013. The Notes provided that, if the Merger Agreement was terminated prior to closing, the Notes would automatically convert into shares of common stock of AllDigital at a conversion rate equal to the quotient of (A) $6,750,000, divided by (B) number of shares of common stock of AllDigital issued and outstanding on the date of termination of the Merger Agreement (assuming the exercise or conversion of all options or warrants to purchase, and all instruments convertible into, AllDigital common stock, other than the Notes and agreements on substantially similar terms). Approximately 7,787,249 shares of common stock of AllDigital are being issued upon conversion of the Notes.

The and shares of common stock of AllDigital issuable upon conversion of the Notes (the “Securities”) were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, based upon the following: (a) each investor confirmed that the investor was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and/or had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Securities; (b) there was no public offering or general solicitation with respect to the offering; (c) each investor was provided with certain disclosure materials and all other information requested with respect to AllDigital; (d) each investor acknowledged that the Securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying Securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D has been filed with the SEC; and (f) a restrictive legend is being placed on the certificates representing the Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2013, John Walpuck, resigned as Chief Financial Officer of AllDigital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Paul Summers
	Name:	Paul Summers
	Title:	Chief Executive Officer

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